SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                             E and S Holdings, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                              E & S HOLDINGS, INC.
                             5046 East Boulevard, NW
                               Canton, Ohio 44718

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 17, 2006

     Notice is hereby given that the annual meeting of shareholders of E & S Holdings, Inc. (hereinafter referred to as "the Company") will be held at the offices of Hardesty, Kaffen & Zimmerman, 520 S. Main St., Suite 500, Akron, Ohio 44311 at 12:00 p.m., local time, on January 17, 2006 for the following purposes:

     1. To elect two directors to hold office until the next annual meeting of shareholders and qualification of their respective successors.

     2. To appoint Hobe & Lucas, Certified Public Accountants, Inc. of Independence, Ohio as independent auditors for the fiscal year ended May 31, 2006.

     3. To approve a special stock option to be granted to Eugene H. Swearengin, a director of the Company.

     4. To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

     The Board of Directors have fixed the closing of business on December 5, 2005, as the record date for the determination of Shareholders entitled to notice of and to vote at this meeting or any adjournment thereof. The stock transfer books will not be closed.

     The Company's Annual Report, Form 10-KSB, as filed with the United States Securities and Exchange Commission for the year ended May 31, 2005 accompanies this Notice of Annual Meeting and Proxy Statement.

     All Stockholders, whether or not they expect to attend the meeting in person, are requested to either complete, date, sign and return the enclosed form of proxy to the attention to Edward A. Barth at the offices of the Company, located at 5046 East Boulevard, NW, Canton, Ohio 44718 or to record their proxy by other authorized means. The proxy may be revoked by the person executing the proxy by filing with the secretary of the Company an instrument of revocation or duly executed proxy bearing a later date, or by electing to vote in person at the meeting.

                                         /s/ Edward A. Barth
                                         -----------------------------------
                                         Edward A. Barth, President
                                         E & S Holdings, Inc.

                                 PROXY STATEMENT
                              E & S HOLDINGS, INC.
                             5046 East Boulevard, NW
                               Canton, Ohio 44718

                       ANNUAL MEETING OF THE SHAREHOLDERS
                           TO BE HELD JANUARY 17, 2006

     This Proxy Statement is being furnished to the shareholders of E & S Holdings, Inc., a Nevada Corporation, in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held at 12:00 p.m., local time, January 17, 2006, at the offices of Hardesty, Kaffen & Zimmerman, located at 520 S. Main St., Suite 500, Akron, Ohio 44311. The distribution date of this proxy shall be December 12, 2005.

     PROXIES ARE BEING SOLICITED BY THE BOARD OF DIRECTORS.

     WE ARE ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED TO SEND US A PROXY.

                                  VOTING RIGHTS

     Stockholders of record of the Company as of the close of business on December 5, 2005 have the right to receive notice of and to vote at the annual meeting. On November 30, 2005, the Company had issued and outstanding 15 million shares of common stock (the "Common Stock"), the only class of voting securities outstanding. Each share of common stock is entitled to one vote for as many separate nominees as there are Directors to be elected and for or against all other matters presented. For action to be taken at the annual meeting, a majority of the shares entitled to vote must be represented at the annual meeting in person or by proxy. Shares of stock may not be voted cumulatively. Abstentions and broker non-votes, each will be included in determining the number of shares present and voting at the annual meeting. Abstentions will be counted in tabulations of the votes cast for proposals, where as broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

                               EXPENSE OF MAILING

     The expense of preparing and mailing of this proxy statement to Shareholders of the Company is being paid for by the Company. The Company is also requesting brokers, custodians, nominees and fiduciaries to forward this proxy statement to the beneficial owners of the shares of common stock of the Company held of record by such person. The Company will not reimburse such person for the cost of forwarding.

                                     PROXIES

     In voting their common stock, Stockholders may vote in favor of or against the proposal the proposals on the agenda or may abstain from voting. Stockholders should be specific in their choice on the accompanying proxy card. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the meeting in accordance with the directions given it no specific instruction is given with regard to the matter to be voted upon, then the shares represented by a signed proxy card will be voted "FOR" the approval of the agenda item or Director(s) and in the discretion of such proxies to any other procedural matters which may properly come before the meeting or any adjournments thereof. All proxies delivered pursuant to this solicitation are revocable at any time before they are voted at the option of the persons executing them (i) giving written notice to the secretary of the Company, (ii) by delivering a later dated proxy card, or (iii) by voting in person at the meeting. All written notices of revocation and other communications with request to revocations of proxies should be addressed to Edward A. Barth, President, E & S Holdings, Inc., 5046 East Boulevard, NW, Canton, Ohio 44718.

     HOLDERS OF COMMON STOCK ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO THE COMPANY AT 5046 EAST BOULEVARD, NW, CANTON, OHIO 44718.

     The person named as proxy is Edward A. Barth, a director of the Company.

     In addition to the solicitation of proxies by mail, the Company, through its Directors, Officers, and Employees, may solicit proxies from Stockholders personally or by telephone or other forms of communication. The Company will not reimburse anyone for reasonable out of pocket costs and expenses incurred in the solicitation of proxies. The Company will also request brokerage houses, nominees, fiduciaries, and other custodians to forward soliciting materials to the beneficial owners, however, the Company will not reimburse such persons for the reasonable expenses incurred in doing so. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

                   VOTING SECURITIES AND BENEFICIAL OWNERSHIP

     As of the call date of the meeting, November 30, 2005, the total number of common shares outstanding and entitled to vote was 15 million.

     The holders of such shares are entitled to one vote for each share held on the record date. There is no cumulative voting on any matter on the agenda of this meeting. No additional shares will be issued subsequent to the call date and prior to the meeting.

                                   RECORD DATE

     Stock transfer records will remain open. December 5, 2005 shall be the record date for determining shareholders entitled to vote and receive notice of the meeting.

     No director or shareholder owning 10% or more of the outstanding shares has indicated his or her intent to oppose any action to be taken at the meeting. Mr. Eugene H. Swearengin, the Company's Vice President, Secretary and director has an interest in the passage of the proposal involving providing him with an option to purchase common stock of the corporation in exchange for accrued wages. Mr. Swearengin currently holds no common stock in the Company.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth information of November 30, 2005, with respect to the shares of common stock of the Company owned by (i) owners of more than 5% of the outstanding shares of common stock, (ii) each Director of the Company, (and nominees) and (iii) all Directors and Officers of the Company as a group. Unless otherwise indicated, all shares are held by the person named and are subject to the sole voting and investment of said person.

Names and Addresses of                                  Amount and Nature
 Beneficial Ownership                               of Beneficial Ownership
 --------------------                               -----------------------

Edward A. Barth, President and Director                    7,100,000*
5046 East Boulevard, NW
Canton, Ohio  44718

Cede & Co.                                                 1,859,500
55 Water Street
New York, NY  10041-0099

John C. Cheng                                              1,000,000
1102-2088 Barclay Street
Vancouver, BC

Donald L. Darrah                                           1,000,000
210 Simmons Drive
Ripley, WV  25271

Glenn Silverhart                                           1,000,000
855 Marsh Road
Plainwell, MI  49080

Lawrence E. Williams, Jr.                                  1,000,000
2129 Market Ave. N
Canton, Ohio  44714

Directors as a Group                                       7,100,000

----------
* Includes 100,000 shares owned by Suzanne I. Barth (his wife).

                          VOTING REQUIRED FOR APPROVAL

     The majority of the shares of common stock outstanding at the record date must be represented at the annual meeting in person or by proxy in order for a quorum to be present and in order to take action upon all matters to be voted upon, but if a quorum should not be present, the meeting may be adjourned without further notice to Shareholders, until a quorum is assembled. Each

Shareholder will be entitled to cast one vote at the annual meeting for each share of common stock registered in such Shareholder's name at the record date.

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of common stock entitles the holder thereof to one vote on all matters to come before the annual meeting. Holders of shares of common stock are not entitled to cumulative voting rights.

     The favorable vote of a majority of the votes of shares of common stock present in person or represented in proxy of the annual meeting is necessary to elect the nominees for directors of the Company and any other actions properly brought before the meeting.

                         BOARD OF DIRECTORS AND OFFICERS

     The persons listed below are currently officers and the members of the board or directors.

     The Directors and Executive Officers of the Company as of November 30, 2005 are:

                                                             Period of Service
Name                     Age         Position             as Officer or Director
----                     ---         --------             ----------------------

Edward A. Barth           47     President, CEO,            Annually: 2001-2005
                                 Treasurer & Director

Eugene H. Swearengin      51     Vice President,            Annually: 2001-2005
                                 Secretary, Director

     The Directors of the Company hold office until the next annual meeting the Shareholders and until their successors have been duly elected and qualified. The Officers of the Company are elected at the annual meeting of the Board of Directors and hold office until their successors are chosen and qualified or until their death, resignation, or removal. The Company presently has no executive committee.

                              MANAGEMENT EXPERIENCE

     Edward A. Barth, age 47 is the Founder and Officer of Registrant, and serves as a Director. Mr. Barth received a Bachelor of Science degree in civil engineering technology from Youngstown State University in 1984. He has been employed by the City of North Canton, Ohio, Michael Baker Engineering Corporation and in 1990 returned to the family construction business where he served as President of Barth Construction Co., Inc. In August 2001 Mr. Barth changed the name of the corporation to Stark Concrete Leveling, Inc. and presides as President of the leveling and concrete rehabilitation business. Mr. Barth continues to be employed by Stark Concrete Leveling, Inc. He resides in Canton, Ohio.

     Eugene H Swearengin, age 51, has been a Director of the Registrant since June 21, 2001. He is Vice-president and secretary of the Corporation. Mr. Swearengin started his carrier as an apprentice carpenter. He successfully obtained his journeyman's card in 1977. In 1998 he purchased a 50% interest in Callahan Door Sales, Inc. Mr. Swearengin has managed a successful career in the garage and entrance door business for the past 25 years. He resides in North Canton, Ohio.

                          BOARD OF DIRECTOR COMMITTEES

     The Company does not maintain a standing audit, nominating or compensation committee or committees performing similar functions. All matters considered by the aforementioned committees are reviewed, on an ad hoc basis, by the two members of the Board of Directors. The board recognizes that a lack of an established nominating committee and audit committee creates certain deficiencies in the operations of the Company. However, due to the small number of directors, it is not feasible to maintain independent committees from the Board of Directors. The Board of Directors has not created any policy with regard to the recommendation of nominees for the Board of Directors. In addition, there have been no policies set forth with regard to audit reviews.

               REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT

The table below summarizes all compensation awarded to, earned by, or paid to the executive officers of E & S by any person for all services rendered in any capacity to E & S for the present fiscal year.

                                                      Other                    Securities
Name and                                              Annual     Restricted    Underlying              All Other
principal                                             Compen-      Stock        Options/     LTIP       Compen-
position                   Year   Salary($)   Bonus   sation($)   Award(s)($)    SARs($)   Payouts($)   sation($)
--------                   ----   ---------   -----   ---------   -----------    -------   ----------   ---------
Edward A. Barth,           2003      $0*       0.00      0.00        0.00         0.00        0.00         0.00
President, CEO             2004      $0*       0.00      0.00        0.00         0.00        0.00         0.00
                           2005      $0*       0.00      0.00        0.00         0.00        0.00         0.00

Eugene H. Swearengin,**    2003      $0*       0.00      0.00        0.00         0.00        0.00         0.00
Vice-President,            2004      $0*       0.00      0.00        0.00         0.00        0.00         0.00
Secretary                  2005      $0*       0.00      0.00        0.00         0.00        0.00         0.00


----------
* Because E and S has experienced a delay in commencing production, both Mr. Barth and Mr. Swearengin waived any compensation for their services commencing January 1, 2003.
** In 2002 Eugene H. Swearengin accrued $25,000 in wages. This amount has not yet been paid to him.

                        SUMMARY COMPENSATION OF DIRECTORS

                                          Annual         Meeting    Consulting
Name                        Year       Retainer Fee       Fees         Fees
----                        ----       ------------       ----         ----

Edward A. Barth          2001-2005          0               0            0

Eugene H. Swearengin     2001-2005          0               0            0

                          INDEPENDENT PUBLIC ACCOUNTANT

     Hobe and Lucas Certified Public Accounts, Inc. was the Company's principal auditing accountant firm for the years ended May 31, 2005 and 2004. The Company's Board of Directors has considered whether the provision of audit services is compatible with maintaining Hobe and Lucas' independence. It is not contemplated that representatives of Hobe and Lucas will attend the Annual Meeting of Shareholders.

                                   AUDIT FEES

     The following table sets forth fees billed out to the Company by Hobe and Lucas.

                                              2005               2004
                                              ----               ----

Audit Fees                                  $11,160            $ 8,390

Audit - Related Fees                        $     0            $     0

All Other Fees (including tax fees)         $   500            $   500

     The committee had no audit committee for 2004 and 2005 thus the Board of Directors acted as the audit committee for the years 2004 and 2005. The board had no "pre-approval policies and procedures" in effect for the auditors engagement for the audit years 2004 and 2005.

     The auditor's fulltime employees performed all audit work.

                                   PROPOSAL #1
                      NOMINATION AND ELECTION OF DIRECTORS

     The Company's bylaws currently provide for a number of Directors of the Company to be established by resolution of the Board of Directors and that number is two. The board has nominated two persons. At this annual meeting, a Board of two Directors will be elected. Except as set forth below, unless otherwise instructed, the proxy holders will vote the proxies received by them for managements nominees named below.

     The two nominees are presently Directors of the Company. The term of office of each person elected as a director will continue until the next annual meeting of stockholders, until resignation or until a successor has been elected and qualified.

     Proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named below. The articles of incorporation of the Company does not permit cumulative voting. A majority of the votes of the holders of the outstanding shares of common stock represented at a meeting at which a quorum is present may elect directors.

     THE DIRECTORS NOMINATED BY MANAGEMENT ARE:

                                 Edward A. Barth
                              Eugene H. Swearengin

     The biographical information of Edward A. Barth and Eugene H. Swearengin are contained on page 4 under "Management Experience".

     Unless marked to the contrary on the ballot, all proxies will be voted in favor of the management's nominees. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MANAGEMENT'S NOMINEES.

REQUIRED APPROVAL

     For action to be taken at the annual meeting, a quorum must be present, which, under Nevada revised statutes is a simple majority. To be considered approved, the nominees must receive the affirmative vote of the holders of a majority of the shares represented in voting at the annual meeting.

                                   PROPOSAL #2
        APPOINTMENT OF HOBE AND LUCAS CERTIFIED PUBLIC ACCOUNTANTS, INC.

     Hobe and Lucas Certified Public Accountants, Inc. of Independence, Ohio, have been appointed as the certifying accountants for this period through fiscal year 2005 and shareholders are asked to ratify such appointment. Ratification of the appointment of Hobe and Lucas Certified Public Accountants, Inc., as the Company's independent public accountants for the fiscal year ending May 31, 2006 will require the affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the annual meeting. In the event that the Stockholders do not ratify the appointment of Hobe and Lucas Certified Public Accountants, Inc. for the forthcoming year, such appointment will be reconsidered by the board. Representatives of Hobe and Lucas Certified Public Accountants, Inc. are not expected to be present at the annual meeting and will not make statements.

     Unless marked to the contrary on the ballot, proxies received will be voted "FOR" ratification of the appointment of Hobe and Lucas Certified Public Accountants, Inc., as independent accounts for the Company's year ended May 31, 2006.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                   PROPOSAL #3

     Mr. Eugene H. Swearengin has been involved with the Company as an Employee, Officer, and Director from 2001 through the present. Although Mr. Swearengin has either waived or forgiven any accrued fees as both Officer and Director of the Company, Mr. Swearengin did accrue wages in 2002 in the amount of $25,000.
Pursuant to the undertakings made in the Company's public offering, Mr. Swearengin agreed not to receive payment of the accrued wages until such time as the payment could be made from profits from sale of the Company's product. To date, the Company has been unable to pay Mr. Swearengin for these accrued wages. The Board of Directors has proposed that in lieu of payment of wages, Mr. Swearengin be granted a non-qualified option to receive common stock of the corporation at the rate of $0.25 per share. The terms of the option will be that Mr. Swearengin must exercise the option in increments of at least 20,000 shares. In addition, the time in which the option can be exercised shall be no more than 24 months from the date of issuance.

     The Board of Directors is of the opinion that Mr. Swearengin has offered valuable services to the corporation as the Director and an unpaid employee for several years. As a result of the restrictive commitment made by Mr. Swearengin, his ability to receive payment for the services he rendered to the Company during its formative stage, is not likely to occur in the near future. The Board of Directors, therefore, believe it is appropriate to offer to Mr. Swearengin the ability to capitalize his accrued wages and share in the future growth of the Company.

     Unless marked to the contrary on the ballot, all proxies received will be voted "FOR" the proposal to offer Mr. Swearengin an option to capitalize his accrued wages.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A VOTE  "FOR"  THE  PASSAGE  OF THIS
PROPOSAL.

                             SHAREHOLDER PROPOSALS

     Shareholders are entitled to submit proposals on matters appropriate for Shareholder action consistent with regulations of the Securities and Exchange Commission. Should a Shareholder intend to present a proposal at next year's annual meeting, it must be received by the Secretary of the Company at 5046 East Boulevard, NW, Canton, Ohio 44718, not later than 30 days prior to the fiscal year end, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting. It is anticipated that the next annual meeting will be held in June, 2006.

                                  OTHER MATTERS

     Management knows of no other business that will be presented for consideration at the annual meeting other than as stated in the notice of annual meeting. If, however, other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby of such matters in accordance with their best judgment.

Dated: December 12, 2005            By order of the Board of Directors


                                    By: /S/ Eugene H. Swearengin,
                                       --------------------------------------
                                       Eugene H. Swearengin,
                                       Vice President, Secretary and Director

                                     BALLOT

                              E & S HOLDINGS, INC.
                             5046 East Boulevard, NW
                               Canton, Ohio 44718

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
              ANNUAL MEETING OF THE STOCKHOLDERS, JANUARY 17, 2006

     The undersigned hereby appoints Edward A. Barth proxy, with full power of substitution, for and in the name or names of the undersigned, to vote all shares of common stock of E & S Holdings, Inc. held of record by the undersigned at the Annual Meeting of Stockholders to be held at the offices of Hardesty, Kaffen & Zimmerman located at 520 S. Main St., Suite 500, Akron, Ohio 44311, at 12:00 p.m. local time, on January 17, 2006 and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement. The undersigned hereby acknowledges receipt of said Proxy Statement and authorizes Edward A. Barth, as proxy, to act upon any other business that may properly come before and any matters in incident to the conduct to the meeting for any adjournment thereof. Said person is directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other businesses may properly come before, and matters incident to the conduct thereof, the meeting and any adjournment thereof.

     1. To elect a board of two directors to hold office until the next Annual Meeting of Stockholders or until the respective successors have been elected and qualified:

     Nominees:     Edward A. Barth, Eugene H. Swearengin

     [ ] FOR: nominees listed above (except as marked to the contrary below).

     [ ] WITHHOLD authority to vote for nominee(s) specified below.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the applicable name(s) in the space provided below.

     2. To appoint Hobe and Lucas Certified Public Accountants, Inc. as independent auditors for the fiscal year ended May 31, 2006.

     [ ] FOR          [ ] AGAINST           [ ] ABSTAIN

     3. To approve a stock option for Eugene H. Swearengin to capitalize accrued wages.

     [ ] FOR          [ ] AGAINST           [ ] ABSTAIN

     4. To transact such other business as may properly come before the annual meeting.

     [ ] FOR          [ ] AGAINST           [ ] ABSTAIN

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THIS PROXY CARD PROMPTLY TO THE COMPANY AT 5046 EAST BOULEVARD, NW, CANTON, OHIO 44718.

THE PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTIONS IS INDICATED, THE PROXY WILL BE VOTED "FOR" THE STATED PROPOSALS.



----------------------                   ------------------------------------
Number of Shares Owned                   Signature of Stockholder


                                         ------------------------------------
                                         Signature if held jointly


                                         Dated:                      , 20
                                               ----------------------    ---

IMPORTANT: If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee, guardian or other person signing in a representative capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.